UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2019

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38322	81-0438093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 West 35th Street, Suite 806 New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877-878-8136

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FTNW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2019, FTE Networks, Inc. (“FTE” or the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with (i) US Home Rentals LLC, a Delaware limited liability company and direct wholly owned subsidiary of FTE (“Acquisition Sub”), (ii) the holders (the “Equity Sellers”) of 100% of the equity interests in entities owned by the Equity Sellers that collectively hold a real estate asset portfolio consisting of 3,184 rental homes located across the United States (the “Entities”), (iii) Vision Property Management, LLC, a South Carolina limited liability company (“Vision” and together with the Equity Sellers, the “Sellers”), and (iv) Alexander Szkaradek, in his capacity as the representative of the Sellers (the “Sellers’ Representative”). Pursuant to the Purchase Agreement, Acquisition Sub has agreed to purchase, and the Sellers have agreed to sell, (x) all of the equity interests in the Entities (the “Equity Interests”) and (y) all of Vision’s assets that are related to its business, including certain assumed contracts and assumed intellectual property, excluding certain specified assets (the “Transferred Assets”). Acquisition Sub also agreed to pay, discharge and perform certain liabilities of Vision.

Under the Purchase Agreement, FTE has agreed, subject to the terms and conditions stated therein, to acquire the Equity Interests and the Transferred Assets for aggregate consideration of $350 million, consisting of (a) (i) $10 million of cash ($7 million of which is payable in 2019 and the remaining $3 million of which is payable on or before February 28, 2020), (ii) the amount of outstanding indebtedness of the Entities, which is approximately $80 million (the “Entities’ Indebtedness”), (iii) 4,222,474 shares of the Company’s common stock, par value $0.001 (the “Common Stock”), which the parties value at $32 million (the “Common Stock Consideration”), and (iv) shares of a newly designated Series I Non-Convertible Preferred Stock (the “Series I Preferred Stock”) having an aggregate stated value equal to $228 million (the “Closing Preferred Stock”). The purchase price is subject to a post-closing adjustment based on differences between the net working capital of Vision and the Entities (together, the “Companies”) as compared to an agreed-upon target net working capital, and is also subject to reduction for transaction expenses incurred by the Sellers or the Companies. The delivery of the Closing Preferred Stock at the closing will be net of a holdback by FTE of Series I Preferred Stock having an aggregate value of $103 million. The holdback amount will be released to the Sellers net of any amount to be retained by FTE after the final determination of certain post-closing adjustments to the purchase consideration for indebtedness, net working capital and the Sellers’ transaction expenses.

Under certain conditions specified in the Purchase Agreement within 120 days following the closing date, if certain Sellers who are guarantors of the Entities’ Indebtedness are required to make a payment to satisfy any such indebtedness, then FTE and Acquisition Sub will transfer to the Guarantors such amount of Equity Interests that FTE determines to have a value as nearly equal as possible to the payment made.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification by the parties and is subject to customary pre-closing operating covenants, closing conditions (including a financing condition with respect to the cash portion of the purchase price) and termination provisions.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement filed as Exhibit 2.1 and incorporated by reference herein. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about FTE, the Sellers, the Entities or the Transferred Assets. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in certain confidential disclosure schedules provided by the parties in connection with the signing of the Purchase Agreement. These schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the parties or the Transferred Assets.

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Item 7.01	Regulation FD Disclosure

On December 20, 2019, the Company issued a press release announcing the parties’ entering into the Purchase Agreement. A copy of this release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information contained in Item 7.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Suneet Singal, through an entity that he controls, acted as a finder and served as an advisor to Vision in connection with the Purchase Agreement. As previously disclosed on December 17, 2019, in a separate transaction, the Company has agreed to issue 19.9% of FTE’s then-outstanding Common Stock, or approximately 4.2 million shares, to TTP8, LLC (“TTP8”) in exchange for the cancellation of approximately $3.9 million in promissory notes issued by the Company. TTP8 is owned by or otherwise controlled by Mr. Singal. Together with TTP8 and other affiliated entities, Mr. Singal beneficially owns at least 22% of the Company’s Common Stock.

On December 20, 2019, TTP8 and Vision agreed to terminate a purchase agreement that they had previously entered into covering substantially the same properties as the Company’s Purchase Agreement with the Sellers. At or following the closing under the Purchase Agreement, it is expected that the Equity Sellers will transfer, to Mr. Singal or other persons or entities whom he designates, the Common Stock Consideration and $93 million in aggregate stated value of the Series I Preferred Stock the Sellers will acquire in connection with the transaction. Of this amount, it is expected that the Common Stock Consideration and $68 million in aggregate stated value of the Series I Preferred Stock will be held for the benefit of, and is intended to be distributed in the future to, common shareholders of First Capital Real Estate Trust Inc, a public non-traded REIT (the “REIT”), at the direction of Mr. Singal, the former CEO, Chairman and member of the board of directors of the REIT. Mr. Singal resigned from his roles as CEO, Chairman and member of the board of the REIT on December 17, 2019. Any such distribution will be subject to a registration statement under the Securities Act of 1933 or an applicable exemption from registration. The Company is not aware of Mr. Singal’s ownership percentage in the REIT.

On December 13, 2019, Mr. Singal and certain of his affiliated companies became parties to a civil action in the United States District Court for the Southern District of New York captioned Securities and Exchange Commission, Plaintiff, v. Suneet Singal, First Capital Real Estate Trust Inc., First Capital Real Estate Advisors, LP, and First Capital Real Estate Investments, LLC. First Capital Real Estate Advisors, LP, and First Capital Real Estate Investments, LLC are entities owned by or otherwise controlled by Mr. Singal. Allegations made in the civil enforcement action against Mr. Singal relate, among other things, to alleged violations of various anti-fraud provisions under the federal securities laws. The Company first became aware of this lawsuit on December 16, 2019.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as “believe,” “will,” “intends,” “expects,” and may include statements regarding matters that involve known or unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to differ materially from results expressed or implied by this report. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and market trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These uncertainties, risks and changes in circumstances are outlined from time to time in documents we file with the Securities and Exchange Commission, including but not limited to, our Form 10-Ks, Form 10-Qs and Form 8-Ks. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this report is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1*	Purchase Agreement dated as of December 20, 2019, by and among (i) FTE Networks Inc., (ii) US Home Rentals LLC, (iii) Alexander Szkaradek, (iv) Antoni Szkaradek, (v) VPM Holdings, LLC, (vi) Kaja 3, LLC, (vii) Kaja 2, LLC, (viii) Kaja, LLC, (ix) Dobry Holdings Master LLC, (x) Vision Property Management, LLC and (xi) Alexander Szkaradek, in his capacity as the representative of the sellers.

99.1	Press Release dated December 20, 2019.

*

The schedules and exhibits to the Purchase Agreement have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. FTE will furnish copies of any such schedules or exhibits to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FTE NETWORKS, INC.
(Registrant)

Date: December 23, 2019		/s/ Michael P. Beys
	Name:	Michael P. Beys
	Title:	Interim Chief Executive Officer

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